                                                                   Exhibit 10.40

                           RAVISENT TECHNOLOGIES INC.

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the ____ day of May 2001, and is by and between RAVISENT Technologies Inc., a Delaware corporation with an office for purposes of this Agreement at 257 Great Valley Parkway, Malvern, Pennsylvania 19355 (hereinafter "Company") and Francis X. Brown III with an address at 706 Aubrey Ave. Ardmore, PA 19003 (hereinafter "Employee").

                              W I T N E S S E T H

         WHEREAS:

               A. Company wishes to retain the services of Employee to render services for and on behalf of Company, in accordance with the following terms, conditions and provisions; and

               B. Employee wishes to perform such services for and on behalf of Company, in accordance with the following terms, conditions and provisions.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

         I.    EMPLOYMENT. Company hereby employs Employee and Employee accepts
               ----------
such employment and shall perform his duties and the responsibilities provided for herein accordance with the terms and conditions of this Agreement.

         II.   EMPLOYMENT STATUS. Employee shall at all times be Company's
               -----------------
employee subject to the terms and conditions of this Agreement.

         III.  TITLE AND DUTIES. Company agrees to employ Employee and Employee
               ----------------
accepts such employment as a full time employee and agrees as per the terms and conditions of this agreement to serve as and have the title of Vice President & Controller and perform diligently, faithfully, and to the best of his ability, duties as reasonably assigned and instructions given by the President/CEO of Company or other Company officer as authorized by Company's Board of Directors.

         IV.  TERM OF SERVICES. The initial term of this Agreement is for a
              ----------------
period commencing on the closing date of the Share Purchase Agreement by and between the Company, and eMation, Inc (the "Share Purchase Agreement"), and ending on the second anniversary thereof, subject to the termination section of this agreement, with the parties agreeing to confirm any subsequent extension of this initial term in a signed written agreement setting forth any amended or supplemental conditions.

         V.   BASE COMPENSATION. Employee's base salary for rendered services
              -----------------
for the initial term of this agreement shall be one hundred fifteen thousand dollars ($115,000), an annual amount payable in accordance with Company's payroll procedures and policies as implemented during the term of this agreement. All reference to payments in this Agreement are in U.S. dollars.

         VI.  ADDITIONAL COMPENSATION. Whether or not to grant you a bonus, or
              -----------------------
any other specific additional compensation proposed for payment or for vesting to Employee during the term of this Agreement, shall be within the discretion of the Company and its Board of Directors.

         VII.  EMPLOYER PERQUISITES. Employee shall be entitled to and shall
               --------------------
receive all employer perquisites as would normally be granted to employees of Company. Such perquisites to include the following:

               1. Health insurance under terms and conditions as provided to other employees of Company;

               2.  Four weeks vacation pursuant to Company's stated policy;

               3.  Paid holidays pursuant to Company's stated policy;

               4.  $500 monthly car allowance;

               5. Quarterly bonus of up to $9,375 (up to $37,500 annually) based on mutually agreed to quarterly goals and objectives of which the first years bonus is guaranteed;

               6. 15,000 stock options (effective upon Board approval) under RAVISENT's 1999 Stock Option Plan, subject to RAVISENT's standard vesting schedule. Such options will be Incentive Stock Options, to the extent permissible by law and RAVISENT's 1999 Stock Option Plan (grant effective upon approval by the Board of Directors);

               7. 5,000 non-qualified stock options with a strike price of one-cent ($0.01), vesting at 1/12 per month (grant effective upon approval by the Board of Directors) and,

               8. Such benefits, as the Company generally makes available to its employees at the same level.

         VIII. EXTENT OF SERVICES. Employee shall devote his entire business
               ------------------
time, attention, and energies to the business of Company, but this shall not be construed as preventing Employee from investing his assets in the future as a passive investor in such form or manner as he sees fit as long as the investments will not require any personal service from Employee. However, Employee agrees not to knowingly invest in any entities that compete directly with Company or affiliated or related companies.

         IX.   TERMINATION.
               -----------

               1. A termination for "Cause" shall mean a termination for any of the following reasons: (i) Employee's material failure to perform satisfactorily the duties of his position after receipt of a written warning to perform satisfactorily; (ii) Employee engaged in material misconduct; (iii) Employee is convicted of a felony; (iv) Employee commits an act of fraud against, or misappropriates property belonging to, Company; or (v) Employee commits a material breach of this Agreement or any confidentiality or proprietary information agreement between Employee and Company. Company will provide written notice of the reason for termination in the case of any termination for Cause. A termination of Employee's employment for any reason other than the foregoing shall be a termination "without Cause".

               2. "Involuntary Termination" shall mean Employee's termination which occurs by reason of: (i) Employee's involuntary dismissal or discharge by the Company other than for Cause; or (ii) such individual's voluntary resignation following (A) a change in his or her position with the Company or Parent or Subsidiary employing the individual which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%), (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without the individual's consent or (D) job abolishment, mutually agreed upon separation, position elimination due to merger, acquisition, or sale of assets

               3. It is understood and agreed that this is a personal services contract, and that Company shall have the right to terminate this agreement on 10 days notice to Employee, if appropriate, in the event of the disability or death of Employee which would otherwise prevent him from performing his or her duties. For purpose of this provision, "disability" shall be defined in accordance with the definition of "disability" as contained in Company's disability insurance policy, In the event of Employee's death; any guaranteed monies due under this agreement would be paid directly to Employee estate as probated.

               4.  In the event: (a) of Employee's Involuntary Termination, or
(b) Company terminates Employee's employment hereunder without Cause, or (c) Employee's employment is terminated as a result of his death or disability (as provided in paragraph 3 above), or (d) this Agreement expires, then, in addition to the payment of all amounts earned by Employee as of the date of termination or expiration, Company will pay Employee a lump sum payment equal to Employee's full one year salary and benefits after expiration or such notice of termination is given. Company shall make such payment promptly after such expiration or notice of termination is given, but in no event later than the next regular Company pay period. Upon such expiration of this Agreement or upon such termination of Employee's employment, all of Employee's stock options will immediately vest and become exercisable.

         X.    CONFIDENTIAL INFORMATION.
               ------------------------

               1. The nature of the work performed and any information belonging to Company with which Employee may or have become familiar will be treated as confidential and may not be disclosed to third parties without the written consent of Company, whether or not this Agreement is in effect. If any portion of the work performed under this Agreement is of a classified or confidential nature, or develops into such, Employee agrees to preserve the security of such work in compliance with all applicable laws and regulations of the United States.

               2. Employee agrees that Employee shall keep in strictest confidence all information relating to the products, methods of manufacture, marketing and sales plans, financial information, customer and supplier information, pricing information, software, trade secrets or secret processes (except information in the public domain) or the business or affairs of Company which may be acquired in connection with or as a result of his employment or otherwise. During the term of this Agreement and at any time thereafter, without the prior written consent of Company, Employee will not publish, communicate, divulge, disclose or use any of such information which has been designated as secret, confidential, proprietary and/or trade secret, or which from the surrounding circumstances in good conscience ought to be treated as secret or confidential. Upon termination of this Agreement Employee will return to Company all documents, graphic materials, or other materials containing or comprising such confidential information.

               3. Employee agrees and understands that Company does not desire to receive the proprietary rights or trade secrets of third parties if not so authorized, and Employee agrees not to disclose any such proprietary rights or trade secrets to Company.

         XI.   NON-COMPETITION.
               ---------------

               1. Employee acknowledges and agrees that by entering into this Agreement with Company and engaging in the employment relationship contemplated hereby, Employee will be performing significant duties on behalf of Company, and Employee will be exposed to certain valuable know-how and information relating to a highly competitive industry. Employee also acknowledges and agrees that the covenants set forth in this section are a material part of the consideration bargained for by Company, and without Employee's agreement to be bound by such covenants, Company would not have agreed to enter into this Agreement or to engage Employee's services.

               2.  Employee agrees that during the term of this Agreement, and:
(a) for one (1) year after any termination of this Agreement for Cause; or (b) for one (1) year after any termination of this Agreement without Cause, Employee will not, directly or indirectly, (i) solicit, divert, recruit, induce, encourage or attempt to influence any client, customer, employee, consultant, independent contractor, salesman or supplier of Company, to cease to do business, decrease the level of business, or terminate his or her employment or otherwise cease his, her or its relationship with Company, as the case may be, or (ii) engage in (as a principal, agent, owner, consultant, partner, director, officer, employee, stockholder, investor, lender or otherwise), alone or in association with any person or entity, or be financially interested in or otherwise connected with any business in any activity similar to or in connection with the specific activities of Company, and which such business activity is to produce, manufacture, import, market or distribute in the United States or Europe or Asia any product or service (A) which was produced, manufactured, imported, marketed or distributed by or for Company at any time or (B) which Company as of the date of termination had plans to produce, manufacture, import, market or distribute during the term of this section; provided, however, that nothing
                                            --------  -------
contained in this Agreement shall prevent Employee from holding for investment up to 5% of any class of equity securities of a company whose securities are publicly traded (other than Company as to which there shall be no such limitation).

         XII.  REMEDIES. Employee acknowledges and agrees that: (a) the
               --------
covenants set forth in sections X and XI of this Agreement are reasonable and are essential to the business interests and operations of Company; (b) Company will not have any adequate remedy at law if Employee violates the terms hereof or fails to perform any of Employee's obligations hereunder; and (c) Company shall have the right, in addition to any other rights it may have under applicable law, to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach of or otherwise to specifically enforce any such covenant or any other of Employee's obligations under this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

         XIV.  NO CONFLICT. Employee represents and warrants to Company that he
               -----------
is not a party to or otherwise bound by any other employment or services that may, in any way, restrict his right or ability to enter into this agreement or otherwise be employed by Company.

         XV.   NOTICES. Any written notice required to be given pursuant to this
               --------
agreement shall be hand delivered or sent via fax or E-mail, or delivered by a national overnight express service such as Federal Express.

         XVI.  JURISDICTION AND DISPUTES. This agreement shall be governed by
               -------------------------
the laws of the Commonwealth of Pennsylvania. All disputes hereunder shall be resolved in the applicable state or federal courts of Pennsylvania. The parties consent to the exclusive jurisdiction of such courts, agree to accept service or process by mail, and waive any jurisdictional or venue defenses otherwise available. The parties reserve the right to mutually agree to binding arbitration in accordance with the policies of the American Arbitration Association.

         XVII. AGREEMENT BINDING ON SUCCESSORS. This agreement shall be binding
               -------------------------------
on and shall inure to the benefit of the parties hereto, and their heirs, administrators, and permitted successors and assigns.

         XVIII.WAIVER. No waiver by either party of any default shall be deemed
               ------
as a waiver of any prior or subsequent default of the same or other provisions of this agreement.

         XIX.  SEVERABILITY. If any provision hereof is held invalid or
               ------------
unenforceable by court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from the agreement.

         XX.   ASSIGNABILITY. This agreement and the rights and obligations
               -------------
thereunder are personal with respect to Employee and may not be assigned by any action of Employee or by operation of law. Company shall, however, have the right to assign this agreement to a successor in interest to the business or assets of Company or to any affiliate of Company.

         XXI.  INTEGRATION. This agreement constitutes the entire understanding
               -----------
of the parties and is intended as a final expression of their agreement. It shall not be modified or amended except in writing signed by the parties thereto and specifically referring to this agreement. This agreement shall take precedence over any other documents that may be in conflict therewith.

         IN WITNESS WHEREOF, Company and Employee confirm the foregoing accurately sets forth the parties respective rights and obligations and agrees to be bound by having the evidenced signature affixed thereto.

RAVISENT TECHNOLOGIES INC.

                                              \s\Francis X Brown III
By:  -----------------------                ---------------------------
Name: Frank Wilde                           Francis X Brown III
Title: President/CEO

Date:                                        Date:        7/30/01
       ---------------------                      --------------------